Kim D. Drossulis
Senior Engineer
Telesto Nevada, Inc.
5490 Longley Lane
Reno, Nevada 89511
Telephone: 775.853.7666
Fax: 775.853.9191
Email: kdrossulis@telesto-inc.com

Certificate of Author

I, Kim D. Drossulis, do hereby certify that:

1 I am a Senior Engineer with Telesto Nevada, an engineering firm located in Reno, Nevada, USA,

2 I graduated from the University of Utah School of Mines with a Bachelor of Science Degree in Mining Engineering in 1980,

3 I have practiced my profession as a mining engineer continuously since graduation for 29 years,

4 I am a Registered Member of the Society for Mining, Metallurgy & Exploration under membership number 4156660 as well as a member of the Geological Society of Nevada,

5 I am responsible for Chapter 17 of this report entitled "NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA, Revised and Rested as at September 17, 2009", and prepared for Gryphon Gold Corporation, (the "Pre-Feasibility Study"). I assisted in developing the capital and operating cost updates, and the mine plans. I worked at the site for a period of five years, My last personal inspection of the Borealis property was on 5 March 2008 for a duration of one day,

6 My involvement with the Borealis property is to serve in a consulting capacity to Gryphon Gold assisting with the potential to open the property utilizing open pit, heap leach processing to produce gold and silver. This involvement has been from March 2008 through the present,

7 As of the date of this certificate, to the best of my knowledge, information and belief, the Pre-Feasibility contains all scientific and technical information that is required to be disclosed to make the Assessment not misleading,

8 I am independent of the issuer applying all of the tests of Section 1.4 of NI 43-101,

9 I have read NI 43-101 and Form 43-101F1, and the Pre-Feasibility Study has been prepared in compliance with that instrument and that form,

10 I consent to the filing of the Pre-Feasibility Study with the stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Pre-Feasibility.

Dated this 17th day of September, 2009.

Signed Kim D. Drossulis
Senior Engineer
Telesto Nevada, Inc.